Execution Version Allegiant Travel Company as Issuer and the Guarantors party hereto INDENTURE Dated as of October 7, 2020 Wilmington Trust, National Association as Trustee and Collateral Agent

TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE ................................. 1 Section 1.1. Definitions................................................................................................... 1 Section 1.2. Other Definitions ...................................................................................... 34 Section 1.3. Rules of Construction ............................................................................... 34 ARTICLE II. THE NOTES .......................................................................................................... 35 Section 2.1. Form and Dating ....................................................................................... 35 Section 2.2. Execution and Authentication ................................................................... 35 Section 2.3. Registrar and Paying Agent ...................................................................... 36 Section 2.4. Paying Agent to Hold Money in Trust ...................................................... 36 Section 2.5. Holder Lists ............................................................................................... 36 Section 2.6. Transfer and Exchange ............................................................................. 37 Section 2.7. Replacement Notes ................................................................................... 50 Section 2.8. Outstanding Notes ..................................................................................... 50 Section 2.9. Treasury Notes .......................................................................................... 50 Section 2.10. Temporary Notes ...................................................................................... 50 Section 2.11. Cancellation .............................................................................................. 51 Section 2.12. Defaulted Interest ...................................................................................... 51 Section 2.13. Further Issuances ...................................................................................... 51 Section 2.14. No Reissuance of Notes ............................................................................ 51 ARTICLE III. REDEMPTION ..................................................................................................... 52 Section 3.1. Notice to Trustee ....................................................................................... 52 Section 3.2. Selection of Notes to Be Redeemed or Purchased .................................... 52 Section 3.3. Notice of Redemption ............................................................................... 52 Section 3.4. Effect of Notice of Redemption ................................................................ 53 Section 3.5. Deposit of Redemption or Purchase Price ................................................ 54 Section 3.6. Notes Redeemed or Purchased in Part ...................................................... 54 Section 3.7. Optional Redemption. ............................................................................... 54 Section 3.8. Mandatory Redemption. ........................................................................... 54 ARTICLE IV. COVENANTS ...................................................................................................... 54 Section 4.1. Payment of Principal and Interest ............................................................. 54 Section 4.2. SEC Reports .............................................................................................. 55 Section 4.3. Compliance Certificate; Special Interest .................................................. 55 Section 4.4. Stay, Extension and Usury Laws .............................................................. 56 Section 4.5. Corporate Existence .................................................................................. 56 i

Section 4.6. Restricted Payments .................................................................................. 56 Section 4.7. Incurrence of Indebtedness and Issuance of Preferred Stock ................... 61 Section 4.8. Limitation on Liens ................................................................................... 65 Section 4.9. Additional Guarantors ............................................................................... 66 Section 4.10. Designation of Restricted and Unrestricted Subsidiaries.......................... 66 Section 4.11. Transactions with Affiliates ...................................................................... 67 Section 4.12. Offer to Repurchase Notes Upon a Change of Control ............................ 69 Section 4.13. Offer to Repurchase Notes Upon an Asset Sale ....................................... 70 Section 4.14. Dispositions of Loyalty Program and Brand IP Assets ............................ 72 Section 4.15. Dispositions of Collateral to Unrestricted Subsidiaries for Replacement of First Lien Debt ............................................................................ 72 ARTICLE V. SUCCESSORS ....................................................................................................... 72 Section 5.1. When Company May Merge, Etc ............................................................. 72 Section 5.2. Successor Corporation Substituted ........................................................... 74 ARTICLE VI. DEFAULTS AND REMEDIES ........................................................................... 74 Section 6.1. Events of Default ...................................................................................... 74 Section 6.2. Acceleration .............................................................................................. 75 Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee ........... 76 Section 6.4. Trustee May File Proofs of Claim ............................................................ 77 Section 6.5. Trustee May Enforce Claims Without Possession of Notes ..................... 78 Section 6.6. Application of Money Collected ............................................................... 78 Section 6.7. Limitation on Suits .................................................................................... 79 Section 6.8. Unconditional Right of Holders to Receive Principal and Interest........... 79 Section 6.9. Restoration of Rights and Remedies ......................................................... 79 Section 6.10. Rights and Remedies Cumulative ............................................................. 80 Section 6.11. Delay or Omission Not Waiver................................................................. 80 Section 6.12. Control by Holders .................................................................................... 80 Section 6.13. Waiver of Past Defaults ............................................................................ 81 Section 6.14. Undertaking for Costs ............................................................................... 81 Section 6.15. Administrative Agent ................................................................................ 81 ARTICLE VII. TRUSTEE............................................................................................................ 81 Section 7.1. Duties of Trustee. ...................................................................................... 81 Section 7.2. Rights of Trustee ....................................................................................... 83 Section 7.3. Individual Rights of Trustee ..................................................................... 84 Section 7.4. Trustee’s Disclaimer ................................................................................. 84 Section 7.5. Notice of Defaults ..................................................................................... 84 Section 7.6. Compensation and Indemnity ................................................................... 85 Section 7.7. Replacement of Trustee ............................................................................ 85

Section 7.8. Successor Trustee by Merger, etc. ............................................................ 86 Section 7.9. Eligibility; Disqualification ...................................................................... 87 Section 7.10. Limitation on Duty of Trustee in Respect of Collateral ........................... 87 ARTICLE VIII. SATISFACTION AND DISCHARGE; DEFEASANCE .................................. 87 Section 8.1. Satisfaction and Discharge of Indenture ................................................... 87 Section 8.2. Application of Trust Funds; Indemnification. .......................................... 88 Section 8.3. Legal Defeasance of Notes ....................................................................... 89 Section 8.4. Covenant Defeasance ................................................................................ 90 Section 8.5. Repayment to Company ............................................................................ 91 Section 8.6. Reinstatement ............................................................................................ 91 ARTICLE IX. AMENDMENTS AND WAIVERS ..................................................................... 92 Section 9.1. Without Consent of Holders ..................................................................... 92 Section 9.2. With Consent of Holders .......................................................................... 93 Section 9.3. Limitations ................................................................................................ 93 Section 9.4. Revocation and Effect of Consents ........................................................... 95 Section 9.5. Notation on or Exchange of Notes ............................................................ 95 Section 9.6. Trustee Protected ...................................................................................... 95 ARTICLE X. NOTE GUARANTEES ......................................................................................... 95 Section 10.1. Guarantees................................................................................................. 96 Section 10.2. Right of Contribution ................................................................................ 98 Section 10.3. No Subrogation ......................................................................................... 98 Section 10.4. Limitation of Guarantor’s Liability .......................................................... 98 Section 10.5. Release of Guarantor................................................................................. 98 ARTICLE XI. COLLATERAL .................................................................................................. 100 Section 11.1. Security Interest ...................................................................................... 100 Section 11.2. Lien Sharing and Priority Confirmation ................................................. 100 Section 11.3. Release of Collateral ............................................................................... 101 Section 11.4. Amendment of Collateral Documents .................................................... 101 Section 11.5. Limitation of Duty of Trustee in Respect of Collateral .......................... 102 Section 11.6. Maintenance of Collateral ....................................................................... 103 Section 11.7. Additional Collateral; After-Acquired Property ..................................... 103 Section 11.8. Mortgaged Properties .............................................................................. 103 Section 11.9. Further Assurances.................................................................................. 106 ARTICLE XII. MISCELLANEOUS .......................................................................................... 106 Section 12.1. Notices .................................................................................................... 106 Section 12.2. Certificate and Opinion as to Conditions Precedent ............................... 107

Section 12.3. Statements Required in Certificate or Opinion ....................................... 107 Section 12.4. Rules by Trustee and Agents .................................................................. 108 Section 12.5. Legal Holidays ........................................................................................ 108 Section 12.6. No Recourse Against Others ................................................................... 108 Section 12.7. Counterparts ............................................................................................ 108 Section 12.8. Governing Law; Jurisdiction; Jury Trial Waiver .................................... 108 Section 12.9. No Adverse Interpretation of Other Agreements .................................... 109 Section 12.10. Successors ............................................................................................... 109 Section 12.11. Severability ............................................................................................. 109 Section 12.12. Table of Contents, Headings, Etc ........................................................... 109 Section 12.13. Force Majeure ......................................................................................... 110 Section 12.14. U.S.A. Patriot Act ................................................................................... 110

EXHIBITS Exhibit A FORM OF NOTE Exhibit B FORM OF CERTIFICATE OF TRANSFER Exhibit C FORM OF CERTIFICATE OF EXCHANGE Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E FORM OF SUPPLEMENTAL INDENTURE i

Indenture dated as of October 7, 2020 between ALLEGIANT TRAVEL COMPANY, a company incorporated under the laws of Nevada (the “Company”), the Guarantors (as defined herein) party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 8.500% Senior Secured Notes due 2024 (the “Notes”). ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.1. Definitions. “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A. “Account Control Agreement” shall mean each three-party security and control agreement entered into by any grantor under the Collateral Documents, the Collateral Agent and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Collateral Agent as Collateral under this Indenture and the Collateral Documents or under any Loan Document, in each case giving the Collateral Agent control over the applicable account and in form and substance reasonably satisfactory to the Collateral Agent and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time. “Acquired Debt” means, with respect to any specified Person: (1) Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.2 and subject to Section 4.7 hereof, as part of the same series as the Initial Notes. 1

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement. “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent. “Aircraft Assets” means (x) aircraft, airframes, engines, spare engines, propellers, parts and other operating assets and pre-delivery payments relating to any of the foregoing (other than Spare Parts); and (y) leases relating to any of the items in the foregoing clause (x). “Aircraft Related Equipment” means aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, simulators and other training devices, quick engine change kits, passenger loading bridges or other flight or ground equipment and other operating assets, including any modifications and improvements with respect to any such equipment. “Aircraft Related Facilities” means (i) airport terminal facilities, including, without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance facilities, tooling facilities, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including, without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training, office and reservations facilities and (iii) all equipment and tooling used in connection with the foregoing. “Applicable Premium” means, only to the extent positive, the excess of (1) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over (2) 100% of the principal amount of such Notes. “Applicable Procedures” means, with respect to any notice, transfer, exchange, or other transaction for or with respect to beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such notice, transfer, exchange or other transaction. “Asset Sale” means any Disposition (excluding any Disposition of Cash Equivalents), to the extent that the aggregate Net Proceeds of all such Dispositions, together with all Recovery Events, 2 without giving effect to the dollar thresholds in the definition thereof, during any fiscal year exceed $1.0 million; provided, however, that the following items shall not be deemed to be Asset Sales: (1) the Disposition of obsolete or worn out property in the ordinary course of business; (2) the Disposition of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (3) the Disposition of property by any Subsidiary to the Company or to any Guarantor; (4) Dispositions permitted pursuant to Article V; (5) leases, licenses, subleases or sublicenses granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Company and its Subsidiaries; (6) Dispositions of intellectual property rights that are no longer used or useful in the business of the Company and its Subsidiaries; (7) the discount, write-off or Disposition of accounts receivables overdue by more than 180 days, in each case in the ordinary course of business; and (8) Restricted Payments permitted by Section 4.6. “Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. “Board of Directors” means: 3

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function. “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee. “Brand IP” means the brand intellectual property assets of the Company and its Restricted Subsidiaries. “Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto, any day except a Saturday, Sunday or a legal holiday in The City of New York, New York (or in connection with any payment, the place of payment) on which banking institutions or the Trustee are authorized or required by law, regulation or executive order to close. “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, Capital Lease Obligations shall not include operating leases that, prior to January 1, 2019, would not be accounted for as a Capital Lease Obligation on the Company’s consolidated balance sheet. “Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, 4 but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock. “Cash Equivalents” means: (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (2) direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s; (3) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof; (4) Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s; (5) Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $100.0 million; (6) fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment; (7) Investments in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short‑term and intermediate bonds funds; 5

(8) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion; (9) deposits available for withdrawal on demand with commercial banks organized in the United States, or any U.S. branch of a bank organized in an OECD country, having capital and surplus in excess of $100.0 million; (10) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and (11) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet. “Change of Control” means the occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or (2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Company (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (B) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of the Company with or into, any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (B), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares). “Clearstream” means Clearstream Banking, S.A. 6

“Closing Date” means the date of original issuance of the Notes. “Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent for the benefit of the Noteholders under the Collateral Documents, or any successor thereto. “Collateral” means all assets that secure obligations under the Credit Agreement and that are subject or purported to be subject, from time to time, to a Lien under any Collateral Documents. “Collateral Documents” means, collectively, the Security Agreement, the Spare Parts Security Agreement, the Trademark Security Agreement, the Deed of Trust, the account control agreements and all other security agreements, pledge agreements, collateral assignments, mortgages, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Noteholders, in each case, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, so long as such agreement, instrument or document shall not have been terminated in accordance with its terms. “Company” means Allegiant Travel Company. “Company Order” means a written order signed in the name of the Company by an Officer. “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Par Call Date. “Comparable Treasury Price” means with respect to any redemption date for notes, the average of three Reference Treasury Dealer Quotations for such redemption date. “Consolidated EBITDA” means, with respect to any specified Person for any period, Consolidated EBITDAR of such Person for such period, less the aggregate amount of aircraft rent expense described in clause (5) of “Fixed Charges” for such period. “Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication: (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (3) the Fixed Charges and expense for subservice arrangements contracted with third parties to service scheduled flights of such Person and its Restricted Subsidiaries, 7 to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus (4) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus (5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus (6) the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus (7) stock compensation expense for grants to any employee of the Company or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus (8) any net loss arising from the sale, exchange or other disposition of capital assets by the Company or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus (9) any losses actually realized arising under fuel hedging arrangements entered into prior to February 5, 2019 and any losses actually realized under fuel hedging arrangements entered into after February 5, 2019, in each case to the extent deducted in computing such Consolidated Net Income; plus (10) proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus (11) any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus (12) non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus 8

(13) the sum of (i) income tax credits and (ii) Consolidated Interest Income included in computing such Consolidated Net Income; in each case of clauses (1) through (13), determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Income” means, as of any date of determination, the sum of the amounts that would appear on a consolidated income statement of the Company and its consolidated Restricted Subsidiaries as the interest income of the Company and its Restricted Subsidiaries, determined in accordance with GAAP. “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that: (1) all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs; curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses), cost-savings, costs or charges incurred in connection with any issuance of securities (including the Notes), Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof (in each case whether or not successful); and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded; (2) the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person; (3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; 9

(4) the cumulative effect of a change in accounting principles on such Person will be excluded; (5) the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 — Derivatives and Hedging will be excluded; (6) any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, restricted stock units, restricted stock grants, stock options or other rights to officers, directors or employees, will be excluded; (7) the effect on such Person of any non-cash items resulting from any write-up, write- down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to February 5, 2019 resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205— Presentation of Financial Statements, 350—Intangibles — Goodwill and Other, 360—Property, Plant and Equipment and 805—Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and (8) any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries. “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) the outstanding amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date (after giving effect to any incurrence or discharge of Indebtedness on such date) to (y) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered; provided that any arrangements which could have been accounted for by the Company or any of its Restricted Subsidiaries as operating leases prior to the adoption by the Company of the new lease accounting rules (FASB Accounting Standards Update No. 2016-02, Leases (Topic 842)) shall not be considered Indebtedness for purposes of calculating the Consolidated Total Leverage Ratio. “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived. “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which at the 10 date hereof is set forth in Section 12.1, or such other address as to which the Trustee may give notice to the Company. “Credit Agreement” means the Credit and Guaranty Agreement, dated as of February 5, 2019, among the Company, as borrower, the subsidiaries of the borrower party thereto, as guarantors, the lenders party thereto, Barclays Bank PLC, as administrative agent, Barclays Bank PLC, as syndication agent and Barclays Bank PLC, as lead arranger, as amended by the First Amendment to Credit and Guaranty Agreement, dated as of February 13, 2020, among the Company, as borrower, the subsidiaries of the borrower party thereto, as guarantors, the lenders party thereto, Barclays Bank PLC, as administrative agent, Barclays Bank PLC, as syndication agent, and Barclays Bank PLC, Goldman Sachs Bank and Credit Agricole Corporate and Investment Bank, as lead arrangers, and as may be further amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time. “Credit Card” means obligations incurred in connection with any agreement or plan relating to a credit card, debit card, charge card, purchasing card or other similar system. “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto. “Deed of Trust” means the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated October 7, 2020, made by G4 Properties, LLC, as trustor, to First American Title Insurance Company, as trustee, for the benefit of Wilmington Trust, National Association, as beneficiary, and issued pursuant to this Indenture and the Collateral Documents, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time. “Default” means any event which is, unless cured or waived, or after notice or passage of time or both, would be, an Event of Default. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or 11 asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or any Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.6. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. “Dollars” and “$” means the currency of The United States of America. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Property” has the meaning given to such term in the Security Agreement. “Excluded Contributions” means net cash proceeds received by the Company after February 5, 2019 from: (1) contributions to its common equity capital (other than from any Subsidiary); or (2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Qualifying Equity Interests, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.6(a). “Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of Permitted Debt) in existence on the Closing Date until such amounts are repaid. “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company; provided that any such officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other 12 conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction. “First Lien Debt” means any Pari Passu Debt of the Company or any of its Restricted Subsidiaries that is or will be secured by a Lien on the Collateral on a pari passu basis with the Senior Secured Obligations pursuant to an intercreditor agreement. “First Lien Leverage Ratio” means, as of any date of determination, the ratio of (x) the outstanding amount of the Senior Secured Obligations together with any other First Lien Debt to (y) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered; provided, that: (1) if, since the beginning of such period, the Company or any of its Restricted Subsidiaries shall have made any sales, transfers or other dispositions of any assets (other than Aircraft Assets) where the Fair Market Value of such assets exceeds $10.0 million (a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; (2) if, since the beginning of such period, the Company or any of its Restricted Subsidiaries (by merger, consolidation or otherwise) shall have made any acquisition or purchase of any assets (other than Aircraft Assets) where the Fair Market Value of any such assets exceeds $10.0 million (a “Purchase”) or any Permitted Investment (including any Permitted Investment occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase or Permitted Investment occurred on the first day of such period; and (3) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale, Purchase or Permitted Investment that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary of the Company since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale, Purchase or Permitted Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase, Permitted Investment or other transaction, or the amount of income or earnings relating thereto, 13 the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company. “Fixed Charge Coverage Ratio” means the ratio of (x) the Consolidated EBITDAR of the Company and its Restricted Subsidiaries plus the Consolidated Interest Income for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered to (y) the sum of all Fixed Charges of the Company and its Restricted Subsidiaries for such period. If the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period; (2) the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded; (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Company or any of its Restricted Subsidiaries following the Calculation Date; 14

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four- quarter period; and (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months). “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of (1) the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus (2) the interest component of Capital Lease Obligations of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus (3) any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus (4) the product of (a) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus (5) the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, all as determined on a consolidated basis in accordance with GAAP. “GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements 15 in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC; provided that GAAP shall be construed as not to give effect to changes to lease accounting rules effective January 1, 2019. “Global Note Legend” means the legend set forth in Section 2.6(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture. “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1, 2.6(a), 2.6(b)(3), 2.6(b)(4), 2.6(d)(1), 2.6(d)(2) or 2.6(d)(3) hereof. “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit and which are not callable or redeemable at the issuer’s option. “Grantor” means (i) the Company and (ii) any Guarantor that may from time to time provide a security interest in Collateral pursuant to the Collateral Documents. “Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions). “Guarantor” means any Restricted Subsidiary of the Company that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture. “Guarantor Obligations” means the due and punctual payment, of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes), if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Company with respect to the Notes to the holder or the Trustee thereunder. “Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under: 16

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity. “Holder” or “Noteholder” means a Person in whose name a Note is registered. “Immaterial Subsidiaries” shall mean one or more Subsidiaries, for which (a) the assets of all such Subsidiaries constitute, in the aggregate, no more than 1.0% of the total assets of the Company and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Company for which financial statements are available pursuant to Section 4.2), and (b) the revenues of all such Subsidiaries account for, in the aggregate, no more than 1.0% of the total revenues of the Company and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Company for which financial statements are available pursuant to Section 4.2; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it directly or indirectly guarantees, or pledges any property or assets to secure, any Senior Secured Obligations, any other First Lien Debt or any Junior Lien Debt. “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof but excluding letters of credit that have been fully cash collateralized); (3) in respect of banker’s acceptances; (4) representing Capital Lease Obligations; (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in 17 accordance with GAAP In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. Notwithstanding the foregoing, none of the following will constitute Indebtedness: (a) Banking Product Obligations, (b) obligations in respect of the pre-purchase of frequent flyer miles, (c) maintenance deferral agreements, (d) an amount recorded as indebtedness in the Company’s financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (e) a deferral of pre-delivery payments relating to the purchases of Aircraft Assets, (f) obligations under flyer miles participation agreements and (g) air traffic liability. “Indenture” means this Indenture as amended or supplemented from time to time. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant. “Initial Notes” means the first $150.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof. “Initial Purchaser” means Barclays Capital Inc. “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs. “Interest Payment Date” has the meaning set forth in Exhibit A attached hereto. “Intercreditor Agreement” means (i) the intercreditor agreement among Barclays Bank PLC, as administrative agent under the Credit Agreement and the other Loan Documents, and the Trustee and the Collateral Agent, as a Senior Priority Representative, and the other parties from time to time party thereto, dated as of the Closing Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the indenture or (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to Noteholders than the intercreditor agreement referred to in clause (i). “Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance and pre- delivery payments and deposits for goods and services and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with 18 all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that a Completion Guarantee will not constitute an “Investment”. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.6(b)(15). Notwithstanding the foregoing, any Equity Interests retained by the Company or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Company or any Restricted Subsidiary of the Company after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.6(b)(15). Except as otherwise provided above or in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value. “Junior Lien Debt” means any Indebtedness of the Company or any of its Restricted Subsidiaries that is or will be secured by a Lien on the Collateral on a basis that is junior to the Notes and the Note Guarantees pursuant to an intercreditor agreement. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. “Liquidity” has the meaning ascribed to it in the Credit Agreement. “Loan Documents” means the Credit Agreement, the collateral documents in connection with the Credit Agreement, any intercreditor agreement in connection with the Credit Agreement and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Company or a Guarantor to the administrative agent or any lender under the Credit Agreement, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time. “Loyalty Program” means the assets of the myAllegiantTM rewards program, including the co- branded credit card loyalty program, or any similar program. “Material Adverse Effect” means a material adverse effect on (a) the consolidated business, operations or financial condition of the Company and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of any of this Indenture and the Collateral Documents or the rights or remedies of the Collateral Agent or the Noteholders thereunder or (c) the ability of the Company and the Guarantors, collectively, to pay the Senior Secured Obligations. 19

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. “Moody’s” means Moody’s Investors Service, Inc. “Mortgage” means any mortgage, deed of trust and other security document granting a Lien on any Mortgaged Property of the Company or any Restricted Subsidiary, together with its interest in such property, to secure the Notes, each in a form reasonably satisfactory to the Collateral Agent. “Mortgaged Property” means (i) certain owned real property situated in the County of Clark, State of Nevada, described in the Deed of Trust and subject to the Mortgage evidenced by the Deed of Trust and (ii) each other parcel of fee owned real property located in the United States with a book value in excess of $6.0 million and improvements thereto with respect to which a Mortgage is granted pursuant to Section 11.8. “Net Proceeds” means the aggregate cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non- cash consideration received in any Asset Sale) or Recovery Event, net of: (a) the direct costs and expenses relating to such Asset Sale and incurred by the Company or a Restricted Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Recovery Event, taxes paid or payable as a result of the Asset Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (c) any portion of the purchase price from an Asset Sale placed in escrow pursuant to the terms of such Asset Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale) until the termination of such escrow. “Non-Recourse Debt” means Indebtedness: (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and (2) as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary). “Non-U.S. Person” means a Person who is not a U.S. Person. “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and 20 unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. “Note Guarantee” means any Guarantee of the Notes by a Guarantor. “OECD” means the Organization for Economic Cooperation and Development. “Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the Company. “Officer’s Certificate” means a certificate signed on behalf of the Company by the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Senior Vice President of the Company. “Opinion of Counsel” means a written opinion of legal counsel, who may be counsel to or an employee of the Company, or other counsel reasonably acceptable to the Trustee, that meets the requirements of this Indenture. “Pari Passu Debt” means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Company, or the Note Guarantees, in the case of the Guarantors (without giving effect to collateral arrangements). “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream). “Permitted Business” means any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the business in which the Company and its Restricted Subsidiaries are engaged on the Closing Date. “Permitted Investments” means: (1) any Investment in the Company or in a Restricted Subsidiary of the Company; (2) any Investment in cash, Cash Equivalents and any foreign equivalents; (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of the Company; or (b) such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; 21

(4) any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets; (5) any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests; (6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes; (7) Investments represented by Hedging Obligations; (8) loans or advances to officers, directors or employees made in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million; (9) redemption or purchase of the Notes in accordance with the terms of this Indenture; (10) any Guarantee of Indebtedness permitted by Section 4.7 other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company; (11) any Investment of the Company and its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date, or (b) as otherwise permitted under this Indenture; (12) Investments or commitments to make Investments acquired after the Closing Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article V after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; (14) accounts receivable arising in the ordinary course of business; 22

(15) Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (15) shall not be permitted if unreimbursed within 90 days of any such extension of credit; (16) Investments in connection with making or financing any pre-delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment; (17) Investments consisting of payroll advances and advances for business and travel expenses in the ordinary course of business; (18) Investments made by way of any endorsement of negotiable instruments received in the ordinary course of business and presented to any bank for collection or deposit; (19) Investments consisting of stock, obligations or securities received in settlement of amounts owing to the Company or any Restricted Subsidiary in the ordinary course of business or in a distribution received in respect of an Investment permitted hereunder; (20) Investments in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply, in each case, in the ordinary course of business; (21) Investments in connection with outsourcing initiatives in the ordinary course of business; (22) Investments in the nature of security deposits or maintenance reserves in connection with the financing of any Aircraft Asset; and (23) guarantees incurred in the ordinary course of business of obligations that do not constitute Indebtedness of any regional air carrier doing business with the Company or any of its Restricted Subsidiaries in connection with the regional air carrier’s business with the Company or such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which the Company or any of its Restricted Subsidiaries provides ground handling services. “Permitted Liens” means: (1) Liens existing on the Closing Date and any Liens created pursuant to the Loan Documents; (2) Liens securing Indebtedness permitted to be incurred pursuant to clauses (3), (4), (12) and (23) of Section 4.7(b), provided that, with respect to clause (23) of Section 4.7(b), such Liens are junior to the Liens of the Collateral Documents and holders of such Indebtedness (or their representatives or agents) are party to the Intercreditor Agreement and have agreed to be bound by the terms thereof; 23

(3) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; (4) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien; (5) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations; (6) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (7) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of this Indenture; (8) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (9) Liens created by landlords over leasehold property and zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which do not interfere with the intended use by the Company or any of its Restricted Subsidiaries of such property; (10) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (11) Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums; (12) judgment Liens so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; 24

(13) Liens securing First Lien Debt permitted to be incurred pursuant to Section 4.7(b) (3)(A) provided that holders of such First Lien Debt (or their representatives or agents) are party to the Intercreditor Agreement and have agreed to be bound by the terms thereof; (14) Liens securing Junior Lien Debt permitted to be incurred pursuant to Section 4.7(b) (3)(B) provided that holders of such Junior Lien Debt (or their representatives or agents) are party to an intercreditor agreement and have agreed to be bound by the terms thereof; (15) Liens on Aircraft Assets in favor of airport authorities; and (16) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Permitted Lien referred to in clauses (1) through (15) above, inclusive of any Lien existing at the date of the issuance of the Notes; provided, however, that (i) the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of any applicable premium and reasonable financing fees and related transaction costs). For purposes of determining compliance with this definition, a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category). “Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred by the Company or its Restricted Subsidiaries of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance 25 commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness); (2) if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the Notes; (3) if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; (4) to the extent such Permitted Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; (5) no Restricted Subsidiary that is not a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such non-guarantor Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and (6) notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Company or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness. “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Private Placement Legend” means the legend set forth in Section 2.6(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. 26

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by the Company or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that the financing terms, covenants, termination events and other provisions (including collateralization levels) thereof shall be on customary market terms for securitization transactions involving assets such as, or similar to, the assets subject thereto (as determined in good faith by a responsible financial officer of the Company). “Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock. “Quotation Agent” means the Reference Treasury Dealer appointed by the Company. “Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing or securitization of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve 27 certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. “Recovery Event” means any event that gives rise to the receipt by the Company or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property; provided, however, for purposes of determining whether an Asset Sale Offer would be required, a Recovery Event shall be deemed to have occurred only to the extent that the aggregate net cash proceeds of all such events, together with all Dispositions that constitute Asset Sales without giving effect to the dollar thresholds in the definition thereof, during any fiscal year exceed $1.0 million. “Reference Treasury Dealer” means any of Barclays Capital Inc. and two other Primary Treasury Dealers (defined herein) selected by Barclays Capital Inc.; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Regulation S Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S. “Regulation S Global Note Legend” means the legend set forth in Section 2.6(f)(3) hereof to be placed on all Regulation S Global Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject. “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Investment” means an Investment other than a Permitted Investment. 28

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S. “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act. “S&P” means Standard & Poor’s Ratings Services. “Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. “Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Company and certain subsidiaries of the Company, as grantors, and the Collateral Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time. “Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) the outstanding amount of the Senior Secured Obligations together with any other Indebtedness of the Company and its Restricted Subsidiaries secured by the Collateral on a pari passu or a junior basis to (y) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered; provided, that: (1) if, since the beginning of such period, the Company or any of its Restricted Subsidiaries shall have made any sales, transfers or other dispositions of any assets (other than Aircraft Assets) where the Fair Market Value of such assets exceeds $10.0 million (a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; 29

(2) if, since the beginning of such period, the Company or any of its Restricted Subsidiaries (by merger, consolidation or otherwise) shall have made any acquisition or purchase of any assets (other than Aircraft Assets) where the Fair Market Value of any such assets exceeds $10.0 million (a “Purchase”) or any Permitted Investment (including any Permitted Investment occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase or Permitted Investment occurred on the first day of such period; and (3) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale, Purchase or Permitted Investment that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary of the Company since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale, Purchase or Permitted Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase, Permitted Investment or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company. “Senior Priority Representative” has the meaning ascribed to it in the Security Agreement. “Senior Secured Obligations” means the obligations under the Credit Agreement, the Loan Documents, this Indenture, the Collateral Documents, the Notes, the Note Guarantees and the Intercreditor Agreement. “Senior Unsecured Pari Passu Debt” means Pari Passu Debt that is unsecured. “Significant Guarantors” means Allegiant Air, LLC, Sunrise Asset Management LLC and Allegiant Vacations, LLC, and each of their successors and permitted assigns. “Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Closing Date. “Spare Parts” has the meaning ascribed to it in the Spare Parts Security Agreement. “Spare Parts Security Agreement” means the Spare Parts Security Agreement, dated as of the Closing Date, between the Company, as grantor, and the Collateral Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time. 30

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Company or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction. “Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal amount of the Notes is due and payable. “Subordinated Debt” means any Indebtedness of the Company or the Guarantors that is contractually subordinated in right of payment to the Notes or to the Note Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) “Subsidiary” means, with respect to any Person: (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and (2) any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. “Sunseeker Project” means the construction of a hotel and/or condominium-hotel on the Company or one of its Subsidiaries’ owned real estate in Port Charlotte, Florida and related amenities. “Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than nine months prior to the date of delivery thereof unless there shall have occurred within nine months prior to such date of delivery any material exterior construction on the site of such Mortgaged Property or any material easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) within a reasonable period after the completion of such construction or if 31 such construction shall not have been completed as of such date of delivery, not earlier than 30 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent, and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 11.8 or (b) otherwise reasonably acceptable to the Collateral Agent. “Trademark Security Agreement” means the Trademark Security Agreement, dated as of the Closing Date, by and among the Company and Sunrise Asset Management, LLC, as grantors, and the Collateral Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time. “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date, or, in the case of a satisfaction and discharge, on the third business day prior to the date we deposit the amount required under this Indenture most nearly equal to the period from the redemption date to the maturity date. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture. “Trustee” means Wilmington Trust, National Association in its capacity as such, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction. “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. 32

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Subsidiary” means (i) Sunseeker Resorts, Inc. and each of its direct and indirect Subsidiaries so long as such Person meets the requirements set forth in clauses (2) through (5) below, or (ii) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in compliance with Section 4.10 pursuant to a resolution of the Board of Directors, but only if such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results (other than a Completion Guarantee); (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (5) does not own any assets or properties that constitute Collateral. “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness. Section 1.2. Other Definitions. TERM DEFINED IN SECTION 33

“Acceleration Event” .......................................................... 6.2 “Asset Sale Offer” ............................................................... 4.13(a) “Asset Sale Offer Period” ................................................... 4.13(c) “Asset Sale Purchase Date” ................................................ 4.13(c) “Change of Control Offer” .................................................. 4.12(a) “Change of Control Payment” ............................................ 4.12(a) “Change of Control Payment Date” .................................... 4.12(a) “Completion Guarantee” ..................................................... 4.11(b)(13) “DTC” ................................................................................. 2.3 “Event of Default” .............................................................. 6.1 “Excess Proceeds” .............................................................. 4.13(b) “Par Call Date” ................................................................... 3.7(a) “Paying Agent” ................................................................... 2.3 “Registrar” .......................................................................... 2.3 “Special Interest” ................................................................ 4.3(b) “Title Company” ................................................................. 11.8 “Title Policy” ...................................................................... 11.8 Section 1.3. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) provisions apply to successive events and transactions. ARTICLE II. THE NOTES Section 2.1. Form and Dating. (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their 34 execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. (b) Global Notes and Definitive Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream. Section 2.2. Execution and Authentication. At least one Officer must sign the Notes for the Company by manual, facsimile or other electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.7 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company. 35

Section 2.3. Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. Section 2.4. Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes. Section 2.5. Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. Section 2.6. Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if: 36

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or (2) the Company executes and delivers an Officer’s Certificate to such effect to the Trustee; or (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and owners of beneficial interests in the Global Note in an amount not less than a majority of the aggregate outstanding principal amount of such Global Note have delivered to the Company and the Trustee a notice indicating that the continuation of the book-entry system through the Depositary is no longer in the best interests of the holders of such beneficial interests; or (4) as otherwise agreed by the Company and a holder of a beneficial interest in a Global Note. Upon the occurrence of any of the preceding events in subparagraph (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof. (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1). 37

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(g) hereof. (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof. 38

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to this Section 2.6(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.6(b)(4). Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note. (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; 39

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or 40

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will not bear the Private Placement Legend. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; 41

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note. (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following: (A) if the Holder of such Definitive Notes proposes to exchange the Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (B) if the Holder of such Definitive Notes proposes to transfer the Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the 42

Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e). (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. 43

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following: (A) if the Holder of such Restricted Definitive Notes proposes to exchange the Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (B) if the Holder of such Restricted Definitive Notes proposes to transfer the Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer the Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. (1) Private Placement Legend. (A) Except as permitted by subparagraph (B) below and except with respect to a Regulation S Global Note, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: “THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR 44

TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) A PERSON INVESTING “PLAN ASSETS” (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE “PLAN ASSETS” BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).” 45

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” (3) Regulation S Global Note Legend. Each Regulation S Global Note will bear a legend in substantially the following form: “THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF 46

IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) A PERSON INVESTING “PLAN ASSETS” (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE “PLAN ASSETS” BY 47

REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).” (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. (h) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request. (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.7, 4.13, and 9.5 hereof). (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. 48

(5) Neither the Registrar nor the Company will be required: (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date. (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on, the Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof. (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Company and the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile. Notwithstanding anything to the contrary herein, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws. Section 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Section 2.8. Outstanding Notes. 49

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date the Notes will be deemed to be no longer outstanding and will cease to accrue interest. Section 2.9. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Section 2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture. Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act and the customary procedures of the Trustee). Certification of the cancellation of all canceled Notes will be delivered 50 to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Section 2.13. Further Issuances. The Company may, from time to time, without notice to or the consent of the Holders, increase the principal amount of the Notes under this Indenture and issue such increased principal amount (or any portion thereof), in which case any Additional Notes so issued shall have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue), and shall carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such Additional Notes shall form a single series with the Notes. Any Additional Notes that are not fungible with the Notes for U.S. Federal income tax purposes must be issued under a separate CUSIP number. Section 2.14. No Reissuance of Notes. The Company may not reissue a Note that has matured, been redeemed, been purchased by the Company at the Holder’s option upon a Change of Control or otherwise been canceled, except for registration of transfer, exchange or replacement of such Note. ARTICLE III. REDEMPTION Section 3.1. Notice to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth: (a) the clause of this Indenture pursuant to which the redemption shall occur; (b) the redemption date; 51

(c) the principal amount of Notes to be redeemed; and (d) the redemption price. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date. Section 3.2. Selection of Notes to Be Redeemed or Purchased. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed subject to DTC’s Applicable Procedures for Global Notes in any manner that the Trustee deems fair and appropriate, including by lot, pro rata or other method. The Trustee shall make the selection at least 30 days but no more than 60 days before the redemption date from Notes outstanding not previously called for redemption. The Trustee will select the Notes to be redeemed in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof. If less than all outstanding Notes are to be redeemed, any selection of Notes to be redeemed shall be subject to the Applicable Procedures in the case of any Global Note. The Trustee will make the selection at least 30 days but no more than 60 days before the redemption date from outstanding Notes not previously called for redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Section 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof. The notice shall identify the Notes to be redeemed and shall state: (a) the redemption date; (b) the redemption price; (c) the name and address of the Paying Agent; (d) if any Notes are being redeemed in part, the portion of the principal amount of the Notes to be redeemed and that, after the redemption date and upon surrender of the Notes, new Notes in principal amount equal to the unredeemed portion of the original Notes shall be issued in the name of the Holder thereof upon cancellation of the original Notes; (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; 52

(f) that interest on the Notes called for redemption ceases to accrue on and after the redemption date unless the Company defaults in the deposit of the redemption price; (g) the CUSIP number, if any; and (h) any other information as may be required by the terms of the Notes being redeemed. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 30 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice. Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. Section 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed as provided in Section 3.3, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, the Notes shall be paid at the redemption price plus accrued interest, including Special Interest, if any, to the redemption date. If the redemption notice is given and funds deposited as required by Section 3.5, then interest will cease to accrue on and after the redemption date on the Notes or portions of such Notes called for redemption. Section 3.5. Deposit of Redemption or Purchase Price. On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, including Special Interest if any, on all Notes to be redeemed on that date. In the event that any redemption date is not a Business Day, the Company will pay the redemption price on the next Business Day without any interest or other payment due to the delay. Section 3.6. Notes Redeemed or Purchased in Part. Upon surrender of Notes that are redeemed in part, the Trustee shall authenticate for the Holder a new Note of the same maturity equal in principal amount to the unredeemed portion of the Note surrendered. Section 3.7. Optional Redemption. (a) On and after August 5, 2023 (the “Par Call Date”), the Company, at its option, may redeem the Notes, in whole or in part at any time and from time to time, at a redemption price 53 equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the redemption date. (b) Prior to the Par Call Date, the Company may redeem the Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, plus any accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. The Company will notify the Trustee of the calculation of the redemption price and the Trustee will not be responsible for such calculation. (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof. Section 3.8. Mandatory Redemption. The Company is not required to make mandatory redemption, sinking fund or other scheduled payments of principal with respect to the Notes. ARTICLE IV. COVENANTS Section 4.1. Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and interest, if any, on the on the Notes in accordance with the terms of the Notes and this Indenture. On or before 11:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. All references to “interest” in this Indenture shall be deemed to include Special Interest, if any, that is then due. Section 4.2. SEC Reports. Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Trustee, within 15 days after the time periods (including any extensions thereof) specified in the SEC’s rules and regulations: (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. Reports, information and documents filed by the Company with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are 54 filed via EDGAR. The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR filing system (or its successor) have occurred. In addition, for so long as any Notes remain outstanding, at any time the Company is not required to file the reports required by the preceding paragraphs with the SEC, the Company will furnish to the Holders and to prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of any reports, information and documents to the Trustee will be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or documents related thereto. Section 4.3. Compliance Certificate; Special Interest. (a) The Company shall deliver to the Trustee, within the time periods specified under the Credit Agreement, an Officer’s Certificate demonstrating in reasonable detail compliance with the covenant under Section 6.08 of the Credit Agreement as of the end of the preceding fiscal quarter. (b) If (1) the Company fails to deliver the Officer’s Certificate required by Section 4.3(a) within the time period prescribed by Section 4.3(a) or (2) such Officer’s Certificate demonstrates that the Consolidated Total Leverage Ratio is more than the ratio permitted under the Credit Agreement at the time or the Liquidity is less than the minimum amount required under the Credit Agreement at the time, then the Company will pay additional interest on all outstanding Notes (“Special Interest”) in an amount equal to 2.0% per annum of the principal amount of such Notes, commencing on the earlier of (x) the date on which the Company was required to deliver such Officer’s Certificate in accordance with this Section 4.3 and (y) the date the Company delivers an Officer’s Certificate demonstrating such Consolidated Total Leverage Ratio or such Liquidity was not in compliance with the Credit Agreement, and continuing until the Company delivers to the Trustee an Officer’s Certificate demonstrating in reasonable detail compliance with the Consolidated Total Leverage Ratio or the Liquidity required by the Credit Agreement. Special Interest payable pursuant to the provisions of this Section 4.3 will be calculated and paid in the same manner as regular interest is calculated and paid under this Indenture. Section 4.4. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted. 55

Section 4.5. Corporate Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders. Section 4.6. Restricted Payments (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Company, an increase in the liquidation value thereof, and (y) dividends, distributions or payments payable to the Company or a Restricted Subsidiary of the Company); (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; (3) make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively, for purposes of this clause (3), a “purchase”) any Junior Lien Debt, Senior Unsecured Pari Passu Debt or Subordinated Debt (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries); or (4) make any Restricted Investment, (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment: (a) no Default of Event of Default has occurred and is continuing, (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.7(a); and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (other than Restricted Investments) made by the Company and its Restricted Subsidiaries since February 5, 2019 and together with Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (17) of Section 4.6(b)), is less than the sum, without duplication, of: 56

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2018 to the end of the Company’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment; plus (B) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company, in each case, as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Company, and excluding Excluded Contributions); plus (C) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary of the Company from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or a Restricted Subsidiary of the Company or convertible or exchangeable debt securities of the Company or a Restricted Subsidiary of the Company (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged after February 5, 2019 for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus (D) to the extent that any Restricted Investment that was made after February 5, 2019 is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus (E) to the extent that any Unrestricted Subsidiary of the Company designated as such on or after February 5, 2019 is redesignated as a Restricted Subsidiary after February 5, 2019, the greater of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after February 5, 2019; plus (F) 100% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company after February 5, 2019 from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period. (b) The provisions of Section 4.6(a) hereof shall not prohibit: (1) so long as no Event of Default has occurred and is continuing as of such time, the declaration and payment of any regularly scheduled dividend (including any regularly scheduled dividend that was temporarily suspended prior to or after the Closing 57

Date) payable to the holders of the Company’s common stock; provided that the aggregate amount of such dividends for any four consecutive fiscal quarters shall not exceed the lesser of (A) $75.0 million and (B) 20% of the Company’s Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered pursuant to this Indenture; (2) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture; (3) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.6(a)(4)(B) and will not be considered to be Excluded Contributions; (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (5) the repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Lien Debt, Senior Unsecured Pari Passu Debt or Subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (6) the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement to compensate such persons; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million in any twelve-month period; provided further that the Company or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $5.0 million of unutilized capacity under this clause (6) attributable to the immediately preceding twelve-month period; (7) the repurchase of Equity Interests or other securities deemed to occur upon (a) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (b) the 58 withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Company or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance or upon the vesting of such Equity Interests; (8) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or Subordinated Debt of the Company or any preferred stock of any Restricted Subsidiary of the Company in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 4.7; (9) payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock of any such Person, (iii) a distribution or split or (iv) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person; (10) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Company to the extent such dividends are included in the definition of “Fixed Charges” for such Person; (11) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Junior Lien Debt, Senior Unsecured Pari Passu Debt and Subordinated Debt, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or the Guarantors (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer (it being agreed that the Company or the Guarantors may pay, purchase, redeem, defease or otherwise acquire or retire such Indebtedness even if the purchase price exceeds 101% of the principal amount of such Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant); (12) Restricted Payments made with Excluded Contributions; (13) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary; 59

(14) so long as no Event of Default has occurred and is continuing, Restricted Payments in an aggregate amount not to exceed $150.0 million, such aggregate amount to be calculated from and after the Closing Date; (15) any Restricted Payment if, after giving pro forma effect thereto and to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 2.50:1.00; (16) the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Company or any Restricted Subsidiary of the Company; (17) so long as no Event of Default has occurred and is continuing, Restricted Payments (A) made to purchase or redeem Equity Interests of the Company or (B) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise); and (18) Restricted Investments, including any Investment by the Company or any Restricted Subsidiary in the Sunseeker Project, outstanding at any such time in an aggregate amount that does not exceed $200.0 million. (c) In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.6 will be determined by an officer of the Company and, if greater than $10,000,000, set forth in an Officer’s Certificate delivered to the Trustee. (d) For purposes of determining compliance with this Section 4.6, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments set forth in clauses (1) through (18) of Section 4.6(b) hereof, or is entitled to be made pursuant to Section 4.6(a) hereof, the Company shall be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.6. (e) Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under this Indenture) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured. Section 4.7. Incurrence of Indebtedness and Issuance of Preferred Stock. 60

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur unsecured Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Company’s Restricted Subsidiaries may incur unsecured Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio immediately preceding the date on which such additional unsecured Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional unsecured Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of the four-quarter period used to calculate the Fixed Charge Coverage Ratio. (b) The provisions of Section 4.7(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”): (1) the incurrence by the Company and the Guarantors of the Notes and note guarantees in the aggregate principal amount to be issued on the Closing Date and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any Indebtedness incurred pursuant to this clause (1); (2) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness and any Permitted Refinancing Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date; (3) the incurrence by the Company or any of its Restricted Subsidiaries of: (A) First Lien Debt so long as (i) no Event of Default shall have occurred and be continuing or would result from giving effect to such First Lien Debt, (ii) the Weighted Average Life to Maturity of any First Lien Debt shall be no shorter than the Weighted Average Life to Maturity of the Notes and (iii) (x) at the time of such incurrence and after giving pro forma effect thereto, the First Lien Leverage Ratio would be no greater than 1.50:1.00 or (y) if, after giving pro forma effect to such incurrence of First Lien Debt, the First Lien Leverage Ratio would be greater than 1.50:1.00, then the aggregate initial outstanding amount of such new First Lien Debt that would cause the First Lien Leverage Ratio to exceed 1.50:1.00 shall not exceed $300.0 million; and (B) Junior Lien Debt that is expressly contractually subordinated in right of payment and lien priority to the prior payment in full in cash of all the Senior Secured Obligations, so long as, at the time of such incurrence and after giving pro forma effect thereto, the Secured Leverage Ratio would be no greater than 2.00:1.00; (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings, purchase money obligations and government bond financings) incurred to finance (or to reimburse the 61

Company or any of its Restricted Subsidiaries for) all or any part of the purchase price or installation or improvement of any Aircraft Asset used in the business of the Company or any of its Restricted Subsidiaries or leased to third parties which Indebtedness is incurred within one (1) year from the date of such purchase or installation or improvement; provided that no junior Liens shall be permitted on any such Aircraft Asset; (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.7(a) or any of clauses (1) through (23) of this Section 4.7(b); (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and/or any of its Restricted Subsidiaries; (7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes; (9) the Guarantee (including by way of co-obligation or assumption) by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Restricted Subsidiary of the Company (including in connection with or in contemplation of a spin-off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.7; provided that if the Indebtedness being guaranteed is Junior Lien Debt, Senior Unsecured Pari Passu Debt or Subordinated Debt, then the Guarantee must be Junior Lien Debt, Senior Unsecured Pari Passu Debt or Subordinated Debt, as applicable, to the same extent as the Indebtedness guaranteed or assumed; (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations (including reinsurance), bankers’ acceptances, performance bonds and surety bonds in the ordinary course of business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities); (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (12) Indebtedness (a) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (b) incurred to finance or refinance Aircraft Assets (including, without limitation, to reimburse the Company or any of its Restricted Subsidiaries for the acquisition cost of any of the foregoing, to finance any pre-delivery, 62 progress or similar payment or pursuant to a sale and lease-back) (whether in advance of or at any time following any acquisition of items being financed, and whether such indebtedness is unsecured in whole or in part or is secured by such items or by other items or by any combination); provided that the principal amount of such Indebtedness incurred in reliance on subsection (b) of this clause (12), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an officer of the Company or Restricted Subsidiary, as applicable (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre-delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associated with such acquisition (as so calculated, for purposes of this proviso, the “financing costs”)) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer or such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness) or (c) constituting letters of credit in lieu of security deposits and maintenance reserves in connection with any Indebtedness in operating lease associated with an Aircraft Asset; provided, further, that no junior Liens shall be permitted on any such Aircraft Asset; (13) Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $2.5 million in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Company; (14) reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances; (15) surety and appeal bonds that do not secure judgments that constitute an Event of Default; (16) Indebtedness of the Company or any of its Restricted Subsidiaries to Credit Card, travel charge or clearing house processors in connection with Credit Card processing, travel charge or clearing house services incurred in the ordinary course of business, whether in the form of hold-backs or otherwise; (17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any other Restricted Subsidiary of the Company, other than Standard Securitization Undertakings) and is not guaranteed by any such Person; 63

(18) the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the ordinary course of business; (19) Indebtedness in respect of or in connection with tax-exempt or tax- advantaged municipal bond and similar financings related to Aircraft Related Facilities; (20) Credit Card purchases of fuel; (21) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; (22) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements entered into in the ordinary course of business; or (23) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (23), not to exceed $150.0 million at any time outstanding; provided that no more than $75.0 million of such aggregate principal amount shall constitute secured Indebtedness. (c) None of the following shall constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.7: (1) the accrual of interest or preferred stock dividends, (2) the accretion or amortization of original issue discount, (3) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, (4) the reclassification of preferred stock or of operating leases or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP or due to a modification of such operating leases, and (5) the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock. 64

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.7, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this Section 4.7 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. (e) The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount; (2) the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets as of such date; and (B) the amount of the Indebtedness of the other Person as of such date. Section 4.8. Limitation on Liens The Company and each Guarantor shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property or assets (including Capital Stock of the Company or Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Closing Date or acquired after that date, that secures any Indebtedness or any obligations related thereto except: (a) in the case of any property or asset that does not constitute Collateral, Permitted Liens, unless contemporaneously with the incurrence of such Liens, the Notes and the Note Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and (b) in the case of any property or asset that constitutes Collateral, Permitted Liens. Section 4.9. Additional Guarantors (a) If the Company or any of its Restricted Subsidiaries acquires or creates another wholly owned domestic Subsidiary after the date of this Indenture, such newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture effectuating such Guarantor’s note guarantee and deliver an Opinion of Counsel satisfactory to the Trustee within 30 business days of the date on which it was acquired or created; provided that any Subsidiary (whether designated as such on or after the Closing Date) that constitutes a Receivables Subsidiary or an Unrestricted Subsidiary need not become a Guarantor until such time as it ceases to be a 65

Receivables Subsidiary or an Unrestricted Subsidiary; provided, further, that any Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor unless and until 30 business days after such time as it ceases to be an Immaterial Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Senior Secured Obligations. (b) Each Person that becomes a Guarantor after the Closing Date shall also become a party to the applicable Collateral Documents and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those first executed and delivered with respect to the Collateral) and certificates and opinions of counsel as may be necessary to vest in the Collateral Agent a perfected first priority security interest (subject to Permitted Liens) in properties and assets that constitute Collateral as security for such Guarantor’s note guarantee and as may be necessary to have such property or asset added to the Collateral as required under the Collateral Documents and this Indenture. Thereupon, all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect. Section 4.10. Designation of Restricted and Unrestricted Subsidiaries (a) The Board of Directors may designate any Restricted Subsidiary (other than the Significant Guarantors) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under Section 4.6 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” (b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will be permitted only if (1) such Indebtedness is permitted under Section 4.7, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default would be in existence following such designation. (c) As of the Closing Date, each of Sunseeker Resorts, Inc., Sunseeker Florida, Inc., Point Charlotte Development, LLC and Point Charlotte, LLC will be an Unrestricted Subsidiary. Section 4.11. Transactions with Affiliates (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any 66

Affiliate of the Company (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $7.5 million, unless: (1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary (taking into account all effects the Company or such Restricted Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (2) the Company delivers to the Trustee: (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) above; and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a): (1) any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto; (2) transactions between or among the Company and/or its Restricted Subsidiaries (including without limitation in connection with any full or partial “spin-off” or similar transactions); (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; (4) payment of fees, compensation, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries; (5) any issuance of Qualifying Equity Interests to Affiliates of the Company or any increase in the liquidation preference of preferred stock of the Company; 67

(6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the ordinary course of business; (7) loans or advances to employees, directors and contractors in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding; (8) transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the Closing Date or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Holders than the original agreement as in effect on the Closing Date); (9) transactions between or among the Company and/or its Subsidiaries; (10) any purchase by the Company’s Affiliates of Indebtedness of the Company or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of the Company; (11) transactions between the Company or any of its Restricted Subsidiaries and any employee labor union or other employee group of the Company or such Restricted Subsidiary provided such transactions are not otherwise prohibited by this Indenture; (12) transactions with captive insurance companies of the Company or any of its Restricted Subsidiaries; and (13) any completion guarantee relating to the Sunseeker Project furnished by the Company or any Restricted Subsidiary (the “Completion Guarantee”). Section 4.12. Offer to Repurchase Notes Upon a Change of Control (a) If a Change of Control occurs, unless the Company has exercised its rights to redeem all of the Notes pursuant to Section 3.7, the Company will make an offer to purchase all of the outstanding Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on the applicable record date to receive any interest due on the Change of Control Payment Date (as defined below). Within 30 days following any Change of Control, the Company will deliver a notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. 68

(b) On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer; provided that if, following the repurchase of a portion of a note, the remaining principal amount of such note outstanding immediately after such repurchase would be less than $2,000, then the portion of such note so repurchased shall be reduced so that the remaining principal amount of such note outstanding immediately after such repurchase is $2,000; (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company. (c) The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the Company will issue and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (d) However, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to all notes has been given pursuant to Section 3.7,” unless and until there is a default in payment of the applicable redemption price; and a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. (e) If a Change of Control occurs at a time when the Company is prohibited, by the terms of any of its indebtedness, from purchasing the Notes, the Company may seek the consent of its lenders to the purchase of the Notes or may attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing the Notes. In such case, the Company’s failure to offer to purchase the Notes would constitute a Default (as defined below) under this Indenture. For the avoidance of doubt, the Company’s failure to offer to purchase the Notes would constitute a Default under clause (3) and not clause (1) under Section 6.1, but the failure of the Company to pay the Change of Control Payment when due shall constitute a Default under clause (1) under Section 6.1. 69

Section 4.13. Offer to Repurchase Notes Upon an Asset Sale (a) Subject to this Section 4.13, on the 366th day after the Company or any of its Subsidiaries receives any Net Proceeds as a result of an Asset Sale or a Recovery Event, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders and, to the extent required by the terms of any other outstanding First Lien Debt, to all holders of such other First Lien Debt, to purchase the maximum aggregate principal amount of notes and any such other First Lien Debt (on a pro rata basis, if applicable) that may be purchased out of Excess Proceeds (as defined below), at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and any such other First Lien Debt, plus any accrued and unpaid interest thereon to, but excluding, the date of purchase, subject to the right of Holders of record on the applicable record date to receive any interest due on the Asset Sale Purchase Date (as defined below), in accordance with the procedures set forth in this Indenture or the agreements governing such other First Lien Debt, as applicable. (b) The Company will not be required to make an Asset Sale Offer in respect of: (1) Net Proceeds from an Asset Sale or a Recovery Event to the extent that such Net Proceeds are (unless such Net Proceeds constitute collateral for any Permitted Debt) deposited into an account subject to an Account Control Agreement until applied as set forth in clause (A) or (B) below and: (A) such Net Proceeds are used to prepay Permitted Debt that is secured by a first priority lien over property from which such Net Proceeds are derived within 365 days from the receipt of such Net Proceeds; or (B) only if no Event of Default has occurred and is continuing at the time of such proposed reinvestment, such Net Proceeds are reinvested, in the case of Net Proceeds of assets that do not constitute Collateral, in assets of a kind then used or usable in the business of the Company and its Restricted Subsidiaries or, in the case of Net Proceeds of assets that constitute Collateral, in additional assets that constitute Collateral and that are substantially simultaneously pledged under the Collateral Documents with a Lien of the same priority as the Collateral that was subject of the Asset Sale or Recovery Event, in each case, within 365 days from the receipt of such Net Proceeds (or, if within such 365 day period the Company or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Proceeds, such Net Proceeds are so reinvested within 180 days after such binding commitment is so entered into); or (2) Net Proceeds from the disposition of used engine life limited parts in the ordinary course of business and any Net Proceeds related to Boeing 757 and McDonnell Douglas MD-80 aircraft spare parts that were owned as of February 5, 2019. Any Net Proceeds not applied as provided in clause (1) of this Section 4.13(b) will be deemed to constitute “Excess Proceeds.” 70

(c) The Asset Sale Offer will remain open for a period of 20 business days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five (5) business days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of notes and, if applicable, any other First Lien Debt (on a pro rata basis, if applicable) required to be offered for purchase pursuant to this Section 4.13 and validly tendered or otherwise surrendered and not validly withdrawn in response to the Asset Sale Offer. (d) On the Asset Sale Purchase Date, the Company will, to the extent lawful: (1) accept for payment all notes or portions of notes and any other First Lien Debt properly tendered pursuant to the Asset Sale Offer that can be purchased with the Excess Proceeds from such Asset Sale or Recovery Event; provided that if, following repurchase of a portion of a note, the remaining principal amount of such note outstanding immediately after such repurchase would be less than $2,000, then the portion of such note so repurchased shall be reduced so that the remaining principal amount of such note outstanding immediately after such repurchase is $2,000; (2) deposit with the paying agent an amount equal to the payment in respect of all notes or portions of notes and any other First Lien Debt properly tendered pursuant to the Asset Sale Offer; and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company. The paying agent will promptly deliver to each holder of notes properly tendered the payment for such notes, and the Company will issue and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. To the extent that the aggregate principal amount of notes and, if applicable, other First Lien Debt validly tendered or otherwise surrendered and not validly withdrawn in connection with an Asset Sale Offer is less than the Excess Proceeds, the Company may, after purchasing all such notes and, if applicable, other First Lien Debt, use the remaining Excess Proceeds for any purpose not otherwise prohibited this Indenture. To the extent that the aggregate principal amount of notes and, if applicable, other First Lien Debt validly tendered or otherwise surrendered and not validly withdrawn in connection with an Asset Sale Offer exceeds the Excess Proceeds, the amount of notes and such other First Lien Debt to be purchased will be determined on a pro rata basis based on the aggregate principal amount of tendered notes and other First Lien Debt (provided that the selection of such other First Lien Debt shall be made pursuant to the terms of such other First Lien Debt). Section 4.14. Dispositions of Loyalty Program and Brand IP Assets. 71

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Dispose of any or all of the Loyalty Program or the Brand IP (including by way of spin- off or Investment in an entity that is not a Guarantor), other than to the Company or a Guarantor. Section 4.15. Dispositions of Collateral to Unrestricted Subsidiaries for Replacement of First Lien Debt. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Dispose of assets that constitute or constituted Collateral to any Unrestricted Subsidiary or any other Affiliate of the Company if such assets will be used to secure Indebtedness issued in exchange for, in place of or to repurchase First Lien Debt and will not permit an Unrestricted Subsidiary to use any such assets to conduct an exchange, replacement or repurchase of First Lien Debt. For the avoidance of doubt, this Section 4.15 will not prohibit the use of any such assets to secure Indebtedness issued primarily for cash and not in exchange, replacement or repurchase of First Lien Debt. ARTICLE V. SUCCESSORS Section 5.1. When Company May Merge, Etc. (a) The Company and the Significant Guarantors may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of the Company’s or such Significant Guarantor’s properties and assets to, any Person (a “successor person”), provided that: (1) the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes (a) by a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, all the obligations under the Notes and this Indenture (in the case of the Company) or the obligations under the Note Guarantees (in the case of the Significant Guarantors) and (b) by written agreement in form reasonably satisfactory to the Collateral Agent, all the obligations of the Company or such Significant Guarantor, as applicable, under the Collateral Documents, and such Person shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (2) except in connection with a merger of the Company with a Significant Guarantor or a Significant Guarantor with another Significant Guarantor, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and 72

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer, and such supplemental indenture, if any, comply with this Indenture. Any such successor will succeed to and be substituted for, and may exercise every right and power of, the Company or the Significant Guarantor, whichever is party to such transaction, under this Indenture and the Collateral Documents, but the predecessor issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the Notes. (b) A Guarantor that is not a Significant Guarantor may consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person; provided that: (1) except in the case of such a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company) or otherwise ceases to be a Guarantor in accordance with this Indenture as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets, the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes (a) by a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, all its obligations under such Guarantor’s note guarantee and (b) by written agreement in form reasonably satisfactory to the Collateral Agent, all its obligations under the Collateral Documents, and such Person shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (2) except in connection with a merger of such Guarantor with the Company, a Significant Guarantor or another Guarantor, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer, and such supplemental indenture, if any, comply with this Indenture. Any such successor Guarantor will succeed to and be substituted for, and may exercise every right and power of, a Guarantor under this Indenture and the Collateral Documents. The Company shall not be required to preserve the corporate, partnership or other existence of any Subsidiary that is an Immaterial Subsidiary if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its 73

Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect. For the avoidance of doubt, this Section 5.1 will not restrict mergers, conveyances, transfers or leases by a Restricted Subsidiary of the Company with the Company or another Restricted Subsidiary. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith. Section 5.2. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes. ARTICLE VI. DEFAULTS AND REMEDIES Section 6.1. Events of Default. An “Event of Default” occurs with respect to the Notes if any of the following occurs: (1) default in any payment of the principal amount or premium, if any, on any of the Notes when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise; (2) failure to pay interest on the Notes when such interest becomes due and payable and such failure continues for a period of 30 days; (3) failure by the Company or any of its Restricted Subsidiaries to comply with any other covenants or agreements applicable to the Notes and the Note Guarantees under this Indenture or the Collateral Documents, as the case may be, and such failure continues for 60 days after the notice specified below; (4) default on any Indebtedness under the Credit Agreement, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the applicable grace period provided in the Credit Agreement or (b) results in the acceleration of such Indebtedness prior to its maturity; (5) except as permitted by this Indenture, a note guarantee of any Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for 74 any reason to be in full force and effect, or a Guarantor denies or disaffirms in writing its obligations under its note guarantee and such default continues for 10 days; (6) except as permitted by this Indenture or the Collateral Documents, (a) any material provision of this Indenture or any Collateral Document ceases to be a valid and binding obligation of the Company or any Guarantor and such default continues for 10 days, (b) the Lien on any material portion of the Collateral intended to be created by this Indenture and the Collateral Documents ceases to be or is not a valid and perfected Lien having the priorities contemplated thereby (subject to Permitted Liens and except as permitted by the terms of this Indenture or the Collateral Documents) and such default continues for 30 days, or (c) the Company or any Guarantor denies or disaffirms in writing its obligations under any Collateral Document and such default continues for 10 days; or (7) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. A Default under clause (3) above will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company does not cure such Default within 60 days after receipt of such notice. Section 6.2. Acceleration . If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that are Significant Subsidiaries) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding may, by written notice to us (and to the Trustee, if such notice is given by the Holders), declare the principal amount of and premium, if any, on the Notes and any accrued and unpaid interest on the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that are Significant Subsidiaries, the principal amount of and premium, if any, and accrued and unpaid interest on the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default (including an event of default relating to certain events of bankruptcy, insolvency or reorganization (including the acceleration of claim by operation of law)) (each an “Acceleration Event”), the amount that shall then be due and payable shall be equal to: (x) 100% of the principal amount of the Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration, plus (y) accrued and unpaid interest to, but excluding, the date of such acceleration, in each case as if such acceleration were an optional redemption of the Notes so accelerated. Without limiting the generality of the foregoing, it is understood and agreed that, upon an Acceleration Event, the Applicable Premium with respect to an optional redemption of the Notes shall also be due and payable as though the Notes had been optionally redeemed in 75 full at the time of such Acceleration Event and shall constitute part of the obligations payable to Holders in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s loss as a result thereof. If the Applicable Premium becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Applicable Premium) from and after the applicable triggering event, including in connection with certain events of bankruptcy, insolvency or reorganization. Any premium payable pursuant to this Section 6.2 shall be presumed to be the liquidated damages sustained by each holder of the Notes as the result of the acceleration of the Notes and each of the Company and the Guarantors agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes and/or this Indenture are satisfied, released or discharged by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means. EACH OF THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Company and the Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company and each Guarantor shall be estopped hereafter from claiming differently than as agreed to in this Section 6.2. Each of the Company and the Guarantors expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the holders to purchase the Notes. Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of principal of any Note at the Maturity thereof, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection 76 of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated. If an Event of Default with respect to any Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Section 6.4. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes (if the occurrence of such event to such other obligor would constitute a Default under the Notes) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. 77

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.5. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. Section 6.6. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article, and after an Event of Default any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: First: To the payment of all amounts due the Trustee and any predecessor under Section 7.6; and Second: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and Third: To the Company. Section 6.7. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; 78

(c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes; it being understood, intended and expressly covenanted by the Holder of every Note with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders. Section 6.8. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. Section 6.9. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 6.11. Delay or Omission Not Waiver. 79

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. Section 6.12. Control by Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee has not in good faith determined that such direction may be unduly prejudicial to the rights of other Holders not taking part in such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), (c) the Trustee may, but shall be under no obligation to, take any other action deemed proper by the Trustee which is not inconsistent with such direction, (d) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and (e) prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Section 6.13. Waiver of Past Defaults. By notice to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes, (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under this Indenture cannot be amended without the consent of each Holder of the Notes affected. Further, the Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration of the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived, except nonpayment of the principal amount of, and accrued and unpaid interest on, the Notes that have become due solely because of acceleration. The Company shall pay any amounts owing to the Trustee pursuant to Section 7.6 upon any such rescission or annulment of a declaration of acceleration. 80

Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date). ARTICLE VII. TRUSTEE Section 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of an Event of Default: (1) The Trustee need perform only those duties that are expressly set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. (2) In the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture. (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that: 81

(1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1; (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 6.12. (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1. (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power. (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall have no responsibility or liability for any loss which may result from the investment of Collateral and, in the absence of written instruction, the Trustee shall hold any such Collateral uninvested. (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction. (h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section 7.1 and in Section 7.2, each with respect to the Trustee. Section 7.2. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. 82

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or gross negligence. (e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or gross negligence, and in reliance thereon. (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. (i) In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage. (j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so. (k) The Trustee shall not be liable for any amount in excess of the value of the Collateral. (l) The Trustee shall have no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, written instructions or other documents in connection therewith and will not be regarded as making nor be required to make any representations with respect thereto. 83

(m) The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents agreements consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to the Security Agreement or (ii) enable the Collateral Agent to exercise and enforce its rights under the Security Agreement with respect to such pledge and security interest. In addition, the Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Company or the Parent in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.9. Section 7.4. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication. Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or accrued and unpaid interest on the Notes, the Trustee may withhold the notice if and so long a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders. Section 7.6. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses (including the fees and expenses of its legal counsel and any accounting or other professional service providers retained by it) incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of enforcement or defending itself) and hold it harmless against any cost, expense (including the fees and expenses of its legal counsel and any accounting or other professional service providers retained by it) or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next 84 paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. The Company shall defend the third party claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or gross negligence. To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes. The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee. Section 7.7. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section. The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee with respect to those Notes by so notifying the Trustee and the Company at least 30 days prior to the date of the proposed removal. The Company may remove the Trustee with respect to the Notes if: (a) the Trustee fails to comply with Section 7.9; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a Custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. 85

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.6, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder of the Notes. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement. Section 7.8. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 7.9. Section 7.9. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. Section 7.10. Limitation on Duty of Trustee in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith. (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment 86 contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Documents or any other security documents by the Company, the Guarantors, or the Collateral Agent. ARTICLE VIII. SATISFACTION AND DISCHARGE; DEFEASANCE Section 8.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (1) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or (2) all the Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or (D) are deemed paid and discharged pursuant to Section 8.3, as applicable; and the Company, in the case of (1) or (2) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or Government Securities sufficient for the purpose of paying and discharging the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and 87

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.6, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.3, 2.6, 2.7, 8.2 and 8.5 shall survive. Section 8.2. Application of Trust Funds; Indemnification. (a) Subject to the provisions of Section 8.5, all money or Government Securities deposited with the Trustee pursuant to Section 8.1, all money and Government Securities deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of Government Securities deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee. (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Section 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders. (c) The Trustee shall deliver or pay to the Company from time to time upon the Company’s request any Government Securities or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Securities or money were deposited or received. This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture. Section 8.3. Legal Defeasance of Notes. The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (c)(1) hereof, and the provisions of this Indenture, as it relates to the Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon receipt of direction from the Company, execute instruments acknowledging the same), except as to: (a) the rights of Holders to receive, from the trust funds described in subparagraph (c)(1) hereof, payment of the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest; (b) the provisions of Sections 2.3, 2.6, 2.7, 8.2, 8.3 and 8.5; and 88

(c) the rights, powers, trust and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; provided that, the following conditions shall have been satisfied: (1) the Company shall have irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in U.S. dollars and/or Government Securities, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized independent registered accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, premium, if any, and interest, if any, on the Notes on the dates such installments of interest or principal are due; (2) the Company shall have delivered an Opinion of Counsel to the Trustee to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; (3) no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) with respect to Events of Default described in Section 6.1(5) and Section 6.1(7) or other bankruptcy, insolvency or reorganization-related Events of Default, at any time in the period ending on the 91st day after the date of deposit; (4) such defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (5) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and 89

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with. Section 8.4. Covenant Defeasance. The Company may omit to comply with respect to the Notes with any term, provision or condition set forth under Sections 4.2, 4.3, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 as well as any additional covenants specified in a supplemental indenture for the Notes (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to the Notes under Section 6.1) and the occurrence of any event specified in a supplemental indenture for the Notes and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Notes, provided that the following conditions shall have been satisfied: (a) With reference to this Section 8.4, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in U.S. dollars and/or Government Securities, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, premium, if any, and interest, if any, on the Notes on the dates such installments of interest or principal are due; (b) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; (c) No Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) with respect to Events of Default described in Section 6.1(5) and Section 6.1(7) or other bankruptcy, insolvency or reorganization-related Events of Default, at any time in the period ending on the 91st day after the date of deposit; (d) Such covenant defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (e) The Company shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Company with the intent of preferring the Holders over any other 90 creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (f) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section 8.4 have been complied with. Upon a satisfaction and discharge or defeasance pursuant to Article VIII of this Indenture, the Collateral Agent will cease to be a party to the Collateral Documents on behalf of the Holders and the Collateral will no longer secure the Notes. Section 8.5. Repayment to Company. Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person. Section 8.6. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Holders in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to Holders and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.1; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money or Government Securities held by the Trustee or Paying Agent after payment in full to the Holders. ARTICLE IX. AMENDMENTS AND WAIVERS Section 9.1. Without Consent of Holders. The Company, the Guarantors, the Trustee or the Collateral Agent may amend or supplement this Indenture, the Collateral Documents or the Intercreditor Agreement without the consent of any Noteholder: (a) to provide for the issuance of additional Notes; (b) to evidence the succession of another Person to us or a Guarantor pursuant to a consolidation, merger or conveyance, transfer or lease of assets permitted under this Indenture; 91

(c) to surrender any right or power conferred upon the Company or the Guarantors; (d) to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders, and to add any additional Events of Default for the Notes, subject to certain limitations; (e) to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any supplemental indenture, board resolution, Officer’s Certificate, in the Notes or in the Collateral Documents or the Intercreditor Agreement that may be defective or inconsistent with any other provision contained therein; (f) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or the Collateral Agent, or to make such other provisions in regard to matters or questions arising under this Indenture, the Collateral Documents and the Intercreditor Agreement as shall not adversely affect the interests of any Holders; (g) to conform the text of this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreement to the “Description of the Notes” set forth in this offering memorandum to the extent that such provision in the Description of the Notes was intended to be a verbatim, or substantially verbatim, recitation of a provision of this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreement as evidenced by an Officer’s Certificate; (h) to add to or change any provisions of this Indenture relating to the transfer and legending of the Notes or to such extent as necessary to permit or facilitate the issuance of the Notes in bearer or uncertificated form; provided that (A) any such action shall not adversely affect the interests of the Holders in any material respect and (B) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law; (i) to provide additional security for the Notes or grant any Lien in favor of the Collateral Agent or the Trustee to secure the Notes and the Note Guarantees; (j) to provide additional guarantees for the Notes or guarantees; (k) to make any change that does not adversely affect the rights of any holder of notes; or (l) to evidence and provide for the acceptance of appointment of a separate or successor trustee or collateral agent, and to add to or change any of the provisions of this Indenture, the Collateral Documents or the Intercreditor Agreement as shall be necessary to provide for or facilitate the administration of this Indenture by more than one trustee. Section 9.2. With Consent of Holders. Except as provided in Section 9.1 and Section 9.3, the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including at least two Holders 92 that are not Affiliates of each other) is generally required to amend the Indenture, the Collateral Documents or the Intercreditor Agreement. The Company, the Trustee and the Collateral Agent, as applicable, may enter into a supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Noteholders. Except as provided in Section 6.13 and Section 9.3, the Holders of at least a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive compliance by the Company with any provision of this Indenture or the Notes. It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail or send to the Holders affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to send or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Section 9.3. Limitations. Without the consent of each Noteholder affected, an amendment or waiver may not: (a) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver or the number of Holders that are not Affiliates of each other who must consent to an amendment, supplement or waiver; (b) reduce the stated rate of interest or extend the stated time for payment of interest (including default interest) on the Notes; (c) reduce the principal or premium, if any, on the Notes or change the Stated Maturity of the Notes or alter the provisions with respect to the redemption of the Notes (except any provisions related to the number of days of notice to be given in the event of a redemption of the Notes which may be amended with the consent of the Holders of at least a majority in principal amount of the outstanding Notes); (d) waive a Default or Event of Default in the payment of the principal of or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the outstanding notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of or interest, if any, on the Notes payable in any currency other than U.S. dollars; (f) waive a redemption payment with respect to the Notes; 93

(g) impair the right of such holder to institute suit for the enforcement of any payment with respect to the Notes; (h) except as permitted under Article VIII or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to this Indenture, release a Guarantor from its obligations under its note guarantee or make any change in the Note Guarantee that would adversely affect such holder; (i) change certain requirements relating to waiving an existing Default or to the right to receive payment of, or bring suit to enforce payments of, the principal amount of, premium, if any, or interest on the Notes; (j) modify any of the foregoing provisions of this sentence; (k) modify any of the provisions of this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes; (l) subordinate the Liens on the Collateral to any other liens; (m) subordinate the Notes in right of payment to other Indebtedness; (n) modify any of the provisions in the Intercreditor Agreement in connection with recovery and distributions in respect of any Collateral; (o) modify any of the provisions of this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents in any way that materially adversely affects the rights of the Holders with respect to the Collateral, including any provisions with respect to pro rata sharing; (p) modify Section 4.12 or Section 4.13 in any way that materially adversely affects the rights of the Holders; or (q) modify Section 4.14 or Section 4.15. Section 9.4. Revocation and Effect of Consents. Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective. Any amendment or waiver once effective shall bind every Noteholder affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Note who has 94 consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Security. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. Section 9.5. Notation on or Exchange of Notes. The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon receipt of a Company Order in accordance with Section 2.3 new Notes that reflect the amendment or waiver. Section 9.6. Trustee Protected. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate or an Opinion of Counsel or both complying with Section 10.4 and will be the valid and legally binding obligation of the Company, subject to customary exceptions. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. ARTICLE X. NOTE GUARANTEES Section 10.1. Guarantees. Subject to the provisions of this Section 10, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, on a joint and several senior secured basis, to each Holder of the Notes, and the Trustee the due and punctual payment, of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes), if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Company with respect to the Notes to any Holder or the Trustee hereunder or thereunder. Each Note Guarantee will be secured by first priority security interests (subject to Permitted Liens) in the Collateral owned by such Guarantor. Each Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other 95

Indebtedness is subordinate to the Guarantor Obligations, in which case the obligations of the Guarantors under the Note Guarantees shall rank senior in right of payment to such other Indebtedness, and except for claims of creditors that are mandatorily preferred by law, in which case the obligations of the Guarantors under the Note Guarantees shall rank junior in right of payment to such claims. To evidence its Note Guarantee set forth in this Section 10.1, each Guarantor hereby agrees that this Indenture (or a supplement thereto) shall be executed on behalf of such Guarantor by an Officer of such Guarantor. Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 10.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes. If an Officer whose signature is on this Indenture (or a supplement thereto) no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless. Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 10.1 notwithstanding any extension or renewal of any Guarantor Obligation. Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guarantor Obligations. Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations. Except as set forth in Section 10.4, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to 96 do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity. Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Sections 5.1, 8.1 or 10.5. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise. In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee. Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1. Section 10.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.2 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder. Section 10.3. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights 97 of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations. Section 10.4. Limitation of Guarantor’s Liability. Each Guarantor and, by its acceptance of a Note, each Holder of a Note hereby confirms that it is the intention of all such parties that in no event shall any Guarantor Obligations under the Note Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the Guarantor Obligations, if any, in respect of the Notes would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the applicable Guarantor under its Note Guarantees in respect of the Notes shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Section 10.5. Release of Guarantor. (a) The Note Guarantee of a Guarantor shall be automatically released: (1) if the obligation of such Guarantor to guarantee the Notes after the date of this Indenture arose pursuant to Section 4.9 if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to Section 4.9 (but only if the Liens on the Collateral of such Guarantor securing the Notes are also released at such time); (2) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation, combination, consolidation, liquidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) us or any of our Restricted Subsidiaries; (3) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) us or any of our Restricted Subsidiaries, if the Guarantor ceases to be a Subsidiary of us as a result of the sale or other disposition; (4) if we designate that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; 98

(5) upon delivery by the Company of an Officer’s Certificate to the Trustee certifying (a) the release and discharge of such Guarantor from its guarantee of Indebtedness under the Credit Agreement and (b) such Guarantor is not a guarantor under any other First Lien Debt or any Junior Lien Debt; or (6) upon delivery by the Company of an Officer’s Certificate to the Trustee certifying that such Guarantor is an Immaterial Subsidiary; provided that no Event of Default shall have occurred and be continuing or shall result therefrom; provided further that a Subsidiary that is considered not to be an Immaterial Subsidiary solely pursuant to the proviso of the definition of Immaterial Subsidiary shall, solely for this purpose, be considered an Immaterial Subsidiary so long as any applicable guarantee, pledge or other obligation of such Subsidiary with respect to any other First Lien Debt or any Junior Lien Debt shall be irrevocably released and discharged substantially simultaneously with the release of such guarantee under this Indenture. If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument acknowledging the release of such Guarantor from its Note Guarantee complies with this Indenture, the Trustee shall execute and deliver an appropriate instrument acknowledging the automatic release of such Guarantor from its Note Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to Section 10.5(a)). Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided above shall remain liable for the full amount of the Guarantor Obligations. In the event that any released Guarantor thereafter borrows money or guarantees Indebtedness under the Credit Agreement, such former Guarantor will again provide a note guarantee and assume by written agreement all of the obligations of a Guarantor under the applicable Collateral Documents. ARTICLE XI. COLLATERAL Section 11.1. Security Interest. The due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law) and any and all payments made pursuant to the second paragraph of Section 6.2, if any, on the Notes and performance of all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in 99 accordance with its terms and authorizes and directs the Collateral Agent and the Trustee, as applicable, to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Upon the request of the Trustee, the Issuer and the Guarantors will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer will take, and will cause its Subsidiaries to take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Issuer hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders, superior to and prior to the rights of all third Persons, except for Permitted Liens. Section 11.2. Lien Sharing and Priority Confirmation. Each Holder, by accepting a Note, and the Trustee hereby agrees that: (a) all Senior Secured Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Issuer or any other Grantor to the Collateral Agent to secure any Senior Secured Obligations in respect of this Indenture, whether or not upon property otherwise constituting collateral for such Senior Secured Obligations, and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all First Lien Secured Parties (as defined in the Intercreditor Agreement) equally and ratably; (b) the Trustee and each of the Holders are bound by the provisions of the Intercreditor Agreement, including without limitation the provisions relating to the ranking of Liens granted by the Issuer or any other Grantor to the Collateral Agent to secure any Senior Secured Obligations and the order of application of proceeds from enforcement of such Liens; and (c) that the Trustee and each of the Holders consent to and direct the Collateral Agent to perform the Collateral Agent’s obligations under the Intercreditor Agreement and the other Collateral Documents. The foregoing provisions of this Section 11.2 are intended for the enforceable benefit of, and will be enforceable as a third party beneficiary by, all holders of existing and future First Lien Debt and the Collateral Agent. Section 11.3. Release of Collateral. In addition to and subject to the terms of the Intercreditor Agreement, the Collateral Agent’s Liens upon the Collateral will no longer secure the Notes outstanding or any Note Guarantees under this Indenture, and the right of the Holders to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged: 100

(a) in whole, upon payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the Notes; (b) in whole, upon satisfaction and discharge of this Indenture or upon a legal or covenant defeasance pursuant to Article VIII hereof; (c) in whole, in respect of the Collateral of a Guarantor, upon the designation of such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.6 and the definition of “Unrestricted Subsidiary”; (d) in part, as to any property constituting Collateral that is sold, transferred or otherwise disposed of by the Company or any of the Guarantors (other than to the Company or another Guarantor) in a transaction permitted by Section 4.13 and by the Collateral Documents (to the extent of the interest sold or disposed of), or otherwise in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement; and (e) in whole or in part, with the consent of holders of the requisite percentage of notes in accordance with Sections 9.2 and 9.3. provided that, in the case of any release in whole pursuant to clauses (a) and (b) above, all amounts owing to the Trustee and the Collateral Agent under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement have been paid or otherwise provided for to the reasonable satisfaction of the Trustee and the Collateral Agent. Section 11.4. Amendment of Collateral Documents. If the Trustee is requested to vote or otherwise take action with respect to the Collateral Documents, the Trustee will vote or otherwise act as directed by the Holders of a majority in aggregate principal amount of all Notes then outstanding, except that: (1) any amendment or supplement to any Collateral Document that has the effect solely of adding or maintaining Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Agent therein will not require a direction from the Holders and will become effective when executed and delivered by the Issuer or any Guarantor party thereto and the Collateral Agent; (2) any amendment or supplement to any Collateral Document that has the effect solely of curing any ambiguity, defect or inconsistency or making any change that would provide any additional rights or benefits to Holders or the Collateral Agent or that does not adversely affect the legal rights under this Indenture or any other Collateral Document of any Holder or the Collateral Agent in any material respect, will not require a direction from the Holders and will, in each case, become effective when executed and delivered by the Issuer and any Guarantor party thereto and the Collateral Agent; (3) any amendment to, or waiver of, the provisions of this Indenture or any Collateral Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of Holders specified in Section 9.2 with respect to such release; 101

(4) no amendment or supplement to any Collateral Document that impairs the right of any Holder: (A) to vote its outstanding Notes as to any matter described as subject to direction by the Holders of a majority in aggregate principal amount of all Notes then outstanding, (B) to share in the order of application under the Intercreditor Agreement in the proceeds of enforcement of or realization on any Collateral, or (C) to require that Liens securing the Notes be released only as set forth in Section 11.3, will become effective without the consent of the requisite percentage or number of Holders so affected under this Indenture and the Collateral Documents and such additional consents as required pursuant to the Intercreditor Agreement; (5) no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity as such will become effective without the consent of the Collateral Agent; and (6) notwithstanding anything in this Article XII to the contrary, any amendment or supplement to the Collateral Documents that has the effect solely of implementing any action permitted by Article IX will not require a direction from the Holders (except to the extent specified in Article IX) and will become effective when executed and delivered by the Issuer or any Guarantor party thereto and the Collateral Agent. Section 11.5. Limitation of Duty of Trustee in Respect of Collateral. (a) The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith. (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, insurance premiums or other related payments, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. 102

Section 11.6. Maintenance of Collateral. The Company and the Guarantors as Grantors shall keep and maintain the Collateral in good operating condition sufficient for the continuation of the business conducted by them on a basis consistent with past practices (ordinary wear and tear excepted); provided that no Grantor shall be restricted from discontinuing the maintenance of any such Collateral if such discontinuance is, in the good faith judgment of such grantor, desirable in the conduct of the business of such Grantor and would not reasonably be expected to have a Material Adverse Effect. Section 11.7. Additional Collateral; After-Acquired Property. If the Company or any Restricted Subsidiary of the Company pledges any additional property or assets as collateral under the Loan Documents or acquires any property or assets (other than Excluded Property) after the Closing Date, the Company shall, in each case at its own expense, promptly execute and deliver (or cause such Restricted Subsidiary to execute and deliver) to the Collateral Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Holders on such assets of the Company or such Restricted Subsidiary, as applicable, to secure the Notes to the extent required under the applicable Collateral Documents or reasonably requested by the Collateral Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens, in each case within the earlier of (x) one (1) business day after the creation of the first priority Liens on such additional collateral under the Loan Documents and (y) twenty (20) business days after the addition of such after-acquired property and, in each case, in form and substance reasonably satisfactory to the Collateral Agent. Thereupon, all provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such additional collateral under the Loan Documents or such after- acquired property to the same extent and with the same force and effect. Section 11.8. Mortgaged Properties. With respect to any fee interest in any real property subject to a mortgage granted under the Loan Documents as of the Closing Date and any fee interest in any real property located in the United States with a book value in excess of $6.0 million (as reasonably estimated by the Company) acquired after the Closing Date by the Company or any of its Restricted Subsidiaries, the Collateral Agent shall have received not later than 135 days after the Closing Date (unless extended by the Collateral Agent in its sole discretion): (a) a Mortgage (or an amendment to the existing Mortgage) encumbering each Mortgaged Property in favor of the Collateral Agent for the benefit of the Holders, duly executed and acknowledged by the Company or Restricted Subsidiary that is the owner of or holder of any interest in such Mortgaged Property and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable requirements of law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent; (b) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as 103 necessary to consummate the transactions contemplated by this Indenture and the Collateral Documents or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property and the owner thereof; (c) with respect to each Mortgage, either a bringdown of an existing title policy or a loan policy of title insurance (or marked up title insurance commitment having the effect of a loan policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount reasonably acceptable to the Collateral Agent, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by a title insurance company of recognized standing as shall be retained by the Company and reasonably acceptable to the Collateral Agent (a “Title Company”), (B) to the extent necessary and available, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, other documentation reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions); provided that to the extent that any such endorsement(s) or other documentation cannot be issued or is not available due to the state or condition of the Mortgaged Property, and such state or condition existed on the Closing Date (or, in the case of a Mortgaged Property acquired after the Closing Date, on the date of the acquisition of such Mortgaged Property) and such state or condition does not materially and adversely affect the use or the value of such Mortgaged Property for the business of the Company and its Affiliates, the Company shall have no obligation to procure such endorsement or other documentation, and (E) contain no exceptions to title other than Permitted Liens and other exceptions reasonably acceptable to the Collateral Agent or a datedown endorsement on the existing Title Policy for each existing Mortgage; (d) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the title policies and endorsements contemplated above; (e) evidence reasonably acceptable to the Collateral Agent of payment by the Company of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above; 104

(f) with respect to each Mortgaged Property, copies of all leases in which the Company or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests if any. To the extent any of the foregoing leases affect any Mortgaged Property, such leases shall (x) be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Collateral Agent, with respect to which the Company or its applicable Subsidiary shall have used its commercially reasonable efforts to obtain and (y) shall otherwise be reasonably acceptable to the Collateral Agent; provided that, if the Collateral Agent fails to notify the Company of rejection of the lease within 10 business days from receipt of the lease, the lease shall be deemed to have been reasonably accepted by the Collateral Agent; (g) Surveys with respect to each Mortgaged Property; provided that, if the Company is able to obtain a “no change” affidavit acceptable to the Title Company to enable it to issue a Title Policy removing all exceptions which would otherwise have been raised by the Title Company as a result of the absence of a new Survey for such Mortgaged Property, and issuing all survey related endorsements and coverages, then a new Survey shall not be requested; (h) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property; and (i) an opinion of counsel relating to each Mortgaged Property described above, which opinion of counsel shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent. In relation to the Mortgaged Property described in the Deed of Trust, the Company shall deliver to the Collateral Agent the Survey and the Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination delivered by the Company in 2019 pursuant to the Credit Agreement. The Company shall have no obligation to provide any additional Survey or related FEMA determination in relation to such Mortgaged Property. Furthermore, to the extent required by law to grant, preserve, protect or perfect the Liens created by such Mortgage and the validity or priority thereof, the Company will, and will cause each of its applicable Restricted Subsidiaries to, promptly take all such further actions including the payment of any additional mortgage recording taxes, fees, charges, costs and expenses required so to grant, preserve, protect or perfect the Liens created by such Mortgage to the maximum amount of Indebtedness by its terms secured thereby and the validity or priority of any such Lien. Section 11.9. Further Assurances. To the extent required under this Indenture or any of the Collateral Documents, the Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, or that the Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Collateral Documents in the Collateral. 105

In addition, to the extent required under this Indenture or any of the Collateral Documents, from time to time, the Company and the Guarantors shall reasonably promptly secure the obligations under this Indenture and the Collateral Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral, under other security agreements, instruments and documents in form and substance reasonably satisfactory to the Collateral Agent. ARTICLE XII. MISCELLANEOUS Section 12.1. Notices. Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile transmission, email or send by overnight air courier guaranteeing next Business Day delivery addressed as follows: if to the Company: Allegiant Travel Company 1201 North Town Center Drive Las Vegas, Nevada 89144 Attention: Greg Anderson, Executive Vice President, Chief Financial Officer and Principal Accounting Officer // Robert Goldberg, Senior Counsel, e-mail: robert.goldberg@allegiantair.com with a copy to: Vedder Price P.C. 1633 Broadway New York, NY 10019 Attention: Kevin A. MacLeod, Esq., email: kmacleod@vedderprice.com if to the Trustee: Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890-1605 Attention: Corporate Trust Admin/Bob Hines Email: RHines@WilmingtonTrust.com Facsimile: 302-636-4140 Telephone: 302-636-6197 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notice to the Trustee by facsimile shall be effective only if such receipt is acknowledged. 106

Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Noteholder receives it. If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary. Section 12.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Section 12.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with. Section 12.4. Rules by Trustee and Agents. 107

The Trustee may make reasonable rules for action by or a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions. Section 12.5. Legal Holidays. Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. Section 12.6. No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. Section 12.7. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 12.8. Governing Law; Jurisdiction; Jury Trial Waiver. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. 108

The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby. Section 12.9. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 12.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor. Section 12.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 12.12. Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof. Section 12.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Section 12.14. U.S.A. Patriot Act. The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act. 109

[Signature Pages Follow] 110

WILMINGTON TRUST. NATIONAL ASSOCIATION. as Trustee By: Name Rob . Perkins Title: Vice President fsignature Page to lndenturel

Exhibit A [Face of Note] [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture] CUSIP/ISINS _________1 8.500% Senior Secured Notes due 2024 No. ___ $_______* ALLEGIANT TRAVEL COMPANY promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________________________________________________ DOLLARS* on February 5, 2024. Interest Payment Dates: February 1 and August 1 Record Dates: January 15 and July 15 1 144A CUSIP: 01748X AC6 144A ISIN: US01748XAC65 Reg. S CUSIP: U0177P AB4 Reg. S ISIN: USU0177PAB41 * This Global Note represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon, the initial amount of which is specified on the “Schedule of Exchanges of Interests in the Global Notes” attached hereto, which may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. A - 2

Exhibit A Dated: October 7, 2020 ALLEGIANT TRAVEL COMPANY By: ______________________________ Name: Title: A - 2

Exhibit A This is one of the Notes referred to in the within-mentioned Indenture: Wilmington Trust, National Association, as Trustee By: __________________________ Authorized Signatory Dated: October 7, 2020 A - 2

Exhibit A [Back of Note] 8.500% Senior Secured Notes due 2024 INTEREST. Allegiant Travel Company, a Nevada corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.500% per annum from October 7, 2020 until maturity and shall pay the Special Interest, if any, payable pursuant to Section 4.3 of the Indenture. The Company will pay interest, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be February 1, 2021. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All references to interest in this Note shall be deemed to include Special Interest, if any, that is then due. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the January 15 and July 15 next preceding the Interest Payment Date, even if the Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. INDENTURE. The Company issued the Notes under an Indenture dated as of October 7, 2020 (the “Indenture”) among the Company, the Guarantors party thereto from time to time and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations A - 2 of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. OPTIONAL REDEMPTION; CHANGE OF CONTROL REPURCHASE. On and after August 5, 2023 (the “Par Call Date”), the Company, at its option, may redeem the Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the redemption date. Prior to the Par Call Date, the Company may redeem the Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, plus any accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. The Company will notify the Trustee of the calculation of the redemption price and the Trustee will not be responsible for such calculation. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase. MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. Notes and portions of Notes selected will be in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The A - 2

Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture. AMENDMENT, SUPPLEMENT AND WAIVER. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article IX of the Indenture. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes and related remedies and other provisions are included in Section 6.1 of the Indenture. SECURITY. The Notes shall be secured by Liens and security interests, subject to Permitted Liens, in the Collateral. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as A - 3 printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Allegiant Travel Company 1201 North Town Center Drive Las Vegas, Nevada 89144 A - 4

ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: ____________________________________________ (Insert assignee’s legal name) ______________________________________________________________________________ (Insert assignee’s soc. sec. or tax I.D. no.) ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ (Print or type assignee’s name, address and zip code) and irrevocably appoint __________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: _______________ Your Signature: ____________________________ (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: _____________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). A - 5

OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box below: Section 4.12 Section 4.13 If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.13 the Indenture, state the amount you elect to have purchased: $_________ Date: ___________ Your Signature: ____________________________ (Sign exactly as your name appears on the face of this Note) Tax Identification No.: _______________________ Signature Guarantee*: ________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). A - 6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Principal Amount of Amount of Amount decrease in increase in of this Global Signature of Principal Principal Note authorized Amount Amount following such officer Date of of this Global of this Global decrease of Trustee or Exchange Note Note (or increase) Custodian A - 7

EXHIBIT B FORM OF CERTIFICATE OF TRANSFER Allegiant Travel Company 1201 North Town Center Drive Las Vegas, Nevada 89144 Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890-1605 Re: 8.500% Senior Secured Notes due 2024 Reference is hereby made to the Indenture, dated as of October 7, 2020 (the “Indenture”), among Allegiant Travel Company, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the B - 1

EXHIBIT B transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note or the Restricted Definitive Note and in the Indenture and the Securities Act. 3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or (b) such Transfer is being effected to the Company or a subsidiary thereof; or (c) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement B - 2

EXHIBIT B Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act. 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ü) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. B - 3

EXHIBIT B ______________________________________ [Insert Name of Transferor] By: ________________________________ Name: Title: Dated: ___________________ B - 4

ANNEX A TO EXHIBIT B ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a) a beneficial interest in the: (i) 144A Global Note (CUSIP _________), or (ii) Regulation S Global Note (CUSIP _________), or (iii) IAI Global Note (CUSIP ___________), or (b) a Restricted Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a) a beneficial interest in the: (i) 144A Global Note (CUSIP _________), or (ii) Regulation S Global Note (CUSIP _________), or (iii) IAI Global Note (CUSIP ___________), or (iv) Unrestricted Global Note (CUSIP _________); or (b) a Restricted Definitive Note; or (c) an Unrestricted Definitive Note, in accordance with the terms of the Indenture. B - 5

EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE Allegiant Travel Company 1201 North Town Center Drive Las Vegas, Nevada 89144 Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890-1605 Re: 8.500% Senior Secured Notes due 2024 (CUSIP [ ]) Reference is hereby made to the Indenture, dated as of October 7, 2020 (the “Indenture”), among Allegiant Travel Company, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _______________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ ________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to C - 1

EXHIBIT C maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note, IAI Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued C - 2

EXHIBIT C will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. C - 3

EXHIBIT C ______________________________________ [Insert Name of Transferor] By: ________________________________ Name: Title: Dated: ___________________ C - 4

EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Allegiant Travel Company 1201 North Town Center Drive Las Vegas, Nevada 89144 Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890-1605 Re: 8.500% Senior Secured Notes due 2024 Reference is hereby made to the Indenture, dated as of October 7, 2020 (the “Indenture”), among Allegiant Travel Company, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of $_________ aggregate principal amount of: 1. a beneficial interest in a Global Note, or 2. a Definitive Note, we confirm that: 1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”). 2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a D - 5

EXHIBIT D transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. 3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. ______________________________________ [Insert Name of Transferor] By: ________________________________ Name: Title: Dated: ___________________ D - 6

EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ____________, among _____________ (the “Guaranteeing Subsidiary”), a subsidiary of Allegiant Travel Company (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and Collateral Agent under the Indenture referred to below. W I T N E S E T H WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 7, 2020 providing for the issuance of 8.500% Senior Secured Notes due 2024 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 1. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof. 2. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. 3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS D - 7

EXHIBIT E OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company. IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: __________________ [GUARANTEEING SUBSIDIARY] By: ____________________________ Name: Title: ALLEGIANT TRAVEL COMPANY By: Name: Title: ALLEGIANT AIR, LLC By: Name: Title: ALLEGIANT VACATIONS, LLC By: Name: Title: D - 8

EXHIBIT E SUNRISE ASSET MANAGEMENT, LLC By: Name: Title: AFH, INC. By: Name: Title: ALLEGIANT INFORMATION SYSTEMS, INC. By: Name: Title: G4 PROPERTIES, LLC By: Name: Title: TEESNAP, LLC By: Name: Title: ALLEGIANT ENTERTAINMENT, INC By: Name: Title: ALLEGIANT NONSTOP UTAH, LLC D - 9

EXHIBIT E By: Name: Title: ALLEGIANT NONSTOP MICHIGAN, LLC By: Name: Title: ALLEGIANT NONSTOP INDIANA, LLC By: Name: Title: ALLEGIANT COMMERCIAL PROPERTIES, INC. By: Name: Title: G4 WORKS, LLC By: Name: Title: ALLEGIANT COMMERCIAL PROPERTIES MISSOURI LLC By: Name: Title: D - 10

EXHIBIT E WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent By: Name: Title: D - 11